Exhibit 23.0

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Stockholders
Charter Financial Corporation

We consent to the incorporation by reference in the registration statements (Nos. 333-67402, 333-98161, 333-104085, and 333-171699) on Forms S-8 of our reports, dated December 19, 2011, related to the consolidated statements of financial condition of Charter Financial Corporation and subsidiary as of September 31, 2011 and 2010, and the related consolidated statements of income, stockholders’ equity and comprehensive income and cash flows for each of the years in the three-year period ended September 30, 2011, and the effectiveness of internal control over financial reporting as of September 30, 2011, which reports appear in Charter Financial Corporation’s 2011 Annual Report on Form 10-K.  As referenced in our reports and as further described in Note 1 to the consolidated financial statements, the Company adopted in the year ended September 30, 2010 the provisions of Accounting Standards Codification Topic 805, Business Combinations.

/s/ Dixon Hughes Goodman LLP

Atlanta, Georgia
December 19, 2011